Exhibit 3.10

EIGHTH AMENDMENT OF TWENTY-FIRST RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

            THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawal and admission attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admission and withdrawal of said partners, the number of general partners is 450.

In affirmation thereof, the facts stated above are true.

Dated: November 19, 2019

General Partner:

By _/s/ Penny Pennington______________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Larsen, Leasha Kae	11/1/19	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
ML2 Trust Dated September 10, 2019	11/1/19	12555 Manchester Road	St. Louis, MO 63131

                 Exhibit A to Eighth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.